EXHIBIT 99.1

NEWS BULLETIN FROM: FINANCIAL RELATIONS BOARD	RE:	EMPIRE FINANCIAL HOLDING COMPANY 2170 West State Road 434 Suite 100 Longwood, FL 32779 AMEX: EFH

FOR FURTHER INFORMATION:

At the Company: Donald A. Wojnowski Jr. President (407) 774-1300 investorrelations@empirenow.com	At Financial Relations Board: Lasse Glassen General Information (310) 854-8313 lglassen@financialrelationsboard.com

FOR IMMEDIATE RELEASE

July 15, 2005

EMPIRE FINANCIAL ANNOUNCES ROLLOUT OF VALUES BASED SCREENING TOOLS IN ASSOCIATION WITH PROMISE KEEPERS

LONGWOOD, Fla., July 15, 2005 -- Empire Financial Holding Company (AMEX: EFH), a financial brokerage services firm serving retail and institutional clients, is pleased to announce today that its wholly owned subsidiary, Empire Financial Group in conjunction Faith Financial Planners, Inc. entered into an agreement with Promise Keepers to offer the Christian men’s organization’s constituents a discount brokerage services platform that includes innovative proprietary screening tools. These tools allow the investor to screen investment choices based on the individual investor’s Christian values prior to placing an order to purchase shares. The system offers online transactions at $8.99 per trade and uses third party proprietary research data which provides the user (investor) with an informational snapshot of the potential undesirable activities that the issuing company may be involved in and which may be at odds with the prospective investor’s personal values on issues ranging from abortion and pornography to gambling and the same-sex political agenda. The proprietary technology was developed by Nexa Technologies according to Empire’s and Promise Keepers’ specifications and will be a part of Empire’s discount brokerage services. The proprietary research data is provided by the Research Institute for Corporate Accountability (RICA).

Empire’s Director of Operation, Nathan Spells commented, “We are extremely excited to offer what we believe is the first discount brokerage service targeted towards the Christian community allowing an investor to review a company’s potential unsuitable activity prior to investing in the company.” Spells added, “We have designed a system that allows the user to customize his screening process tailoring the information received to the individual user’s values.”

Stephen Bolt, President of Faith Financial and founder of RICA stated, “We are pleased to be able to provide Promise Keepers, an organization that we have had a long sponsorship relationship with, this additional resource that will help its constituents to reflect their Christian values in the way that they invest. Our firm has always considered values-based investing an important option for our clients, and the new PKValuesTrade.com platform takes the practicality of that option to a new level. We believe that this is the first step in an evolution that can change the industry to the advantage of those investors who hold deep convictions about their core values. We also appreciate our partnership with Empire, along with our sister company RICA, which has enabled the introduction of this important product. The fact that Promise Keepers has chosen to utilize this platform is an example of how popular and timely we believe values-based investing is today.”

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Empire Financial Holding Company

Jim Sands, Chief Operating Officer of Promise Keepers concluded “Promise Keepers has been built on the Seven Promises of a Promise Keeper which focus on a man’s efforts toward achieving ever increasing levels of biblically-based moral purity and integrity in all aspects of life. We are delighted to be associated with an investment platform that allows our constituents and the Christian community at large to attempt to reflect their values in the way that they invest their money by also looking at the philanthropy, corporate practices, and products associated with a publicly traded company that they might otherwise be inclined to invest in. Values-based investing is an important element of being a good steward of the money that God has given each of us to manage. It’s also a way a man can influence his world, an important aspect of Promise 7.”

About Empire Financial Holding Company

Empire Financial Holding Company, through its wholly owned subsidiary, Empire Financial Group, Inc., provides full-service retail brokerage services through its network of independently owned and operated offices and discount retail securities brokerage via both the telephone and the Internet. Through its market-making and trading division, the Company offers securities order execution services for unaffiliated broker dealers and makes markets in domestic and international securities. Empire Financial also provides turnkey fee based investment advisory and registered investment advisor custodial services through its wholly owned subsidiary, Empire Investment Advisors, Inc.

About Faith Financial Planners, Inc.

Faith Financial is a privately owned company comprised of a growing national network of financial advisors who are committed to integrating their faith into their financial services practice. Its financial planning program is branded as Money for Life, the same as the title of the book authored by its President and owner, Stephen R. Bolt. Faith Financial registered representatives offer securities through Empire Financial Group, as well as proprietary values-based money management services through the Faith Asset Management Program and Empire Investment Advisory, Inc., a Registered Investment advisor.

About Research Institute for Corporate Accountability

RICA is a research firm and a wholly owned subsidiary of the American Values Financial Group, Inc. sharing offices with Faith Financial Planners in Franklin, TN just south of Nashville. RICA’s Executive Director is Gordon Barrett.

About Promise Keepers

Promise Keepers’ mission is to ignite and unite men to become passionate followers of Jesus Christ through the effective communication of seven promises to God, his fellow men, family, church and the world. Promise Keepers’ vision is simply put in three words: “Men Transformed Worldwide.” The international ministry to men based in Denver, Colorado has directly reached more than five and a half million men since its founding in 1990. Promise Keepers has produced more than 200 conferences, events and gatherings for men, youth and clergy. Since the turn of the century, Promise Keepers (PK) has reached close to 200,000 men and boys annually at conferences, and thousands more have been reached through the Internet, satellite and radio broadcasts, music CDs, books and numerous multi-media resources designed for ministry to men. Find out more at the official Promise Keepers website, www.promisekeepers.org.

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Empire Financial Holding Company

About Nexa Technologies

Nexa Technologies, Inc., is a provider of online and direct access trading solutions. Its comprehensive product set incorporates multi-asset direct access trading systems, an Order Management System (OMS), comprehensive data and market access to European and North American equity, options and derivatives exchanges and ECNs.

Founded in 1999, Nexa Technologies is an independent subsidiary of Penson Worldwide, Inc. Nexa has over 100,000 active retail and professional users throughout North America and Europe. It manages up to 200,000 transactions/day and hosts more than 500,000 customer accounts globally.

Nexa Technologies added historical intraday time series data into its product range in January 2005 when Penson Worldwide acquired substantially all of the assets of Tick Data, Inc. Tick Data provides intraday time series data available for the equities markets, proprietary compression algorithms, price-filtering techniques, and ticker symbol mapping processes used to produce complete, research-ready historical data. From efficient data collection and distribution to seamless integration with third-party analytical software, Tick Data removes the frustration from building and maintaining an historical database. For more information see www.nexatech.com.

Forward-Looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, without limitation, the ability of the Company to continue as a going concern, fluctuations in the volume of transactional services provided by the Company, competition with respect to financial services commission rates, the effect of general economic and market conditions, factors affecting the securities brokerage industry as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

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